Exhibit 10.3

AMENDED AND RESTATED

MASTER SECURITY AGREEMENT

THIS AMENDED AND RESTATED MASTER SECURITY AGREEMENT (this “Agreement”) dated as of the 29th day of December, 2006, from GTC BIOTHERAPEUTICS, INC. (“Debtor”) in favor of GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any, “Secured Party”). Secured Party has an office at 83 Wooster Heights Road, Danbury, CT 06810. Debtor is a corporation organized and existing under the laws of the state of Massachusetts (the “State”). Debtor’s mailing address and chief place of business is 175 Crossing Blvd., Framingham, MA 01702.

RECITALS:

WHEREAS, Debtor has granted to Secured Party a security interest in certain of its property pursuant to that certain Master Security Agreement dated as of May 24, 2004 (the “Original Security Agreement”); and

WHEREAS, the Original Security Agreement secures the obligations of Debtor to Secured Party under, among other things, those certain Promissory Notes from Debtor to Secured Party dated (i) May 20, 2004 in the original principal amount of $10,000,000, (ii) February 25, 2005 in the original principal amount of $2,400,000.00 and (iii) December 29, 2005 in the original principal amount of $2,400,000 (collectively, the “Original Notes”); and

WHEREAS, Debtor and Secured Party have agreed to amend and restate the Original Security Agreement and the Original Notes on the terms and conditions set forth herein and in those certain Amended and Restated Promissory Notes from Debtor to Secured Party dated as of the date hereof in the original principal amounts of $8,000,000 and $2,000,000 (collectively, the “New Notes”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Debtor and Secured Party agree as follows:

A. AMENDMENT AND RESTATEMENT.

As of the date hereof, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Security Agreement shall be deemed amended and restated in their entirety as follows and the Original Security Agreement shall be consolidated with and into and superseded by this Agreement; provided, however, that nothing contained in this Agreement shall impair, limit or affect the security interests heretofore granted, pledged and/or assigned to Secured Party as security for the Indebtedness (as defined in the Original Security Agreement ) under the Original Security Agreement.

1. CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a continuing security interest in, to and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), whether now owned or existing or hereafter acquired or arising and wheresoever located, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all proceeds or products thereof, in whatever form, including without limitation cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and/or tort claim proceeds (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever (including all interest (whether or not allowed or disallowed), charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Debtor) of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of the New Notes or other promissory notes from time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), that certain Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of the date hereof from Debtor in favor of Secured Party (the “New Mortgage”) , that certain Master Lease Agreement dated as of July 23, 2004, between Debtor and Secured Party, together with all Schedules and attachments thereto (the “Lease”) and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, New Mortgage, Lease, debts, obligations and liabilities are called the “Indebtedness”).

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

(a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b) Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);

(c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws and general principles of equity;

(d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor or (ii) result in any breach of or constitute a default under any contract or agreement to which Debtor is a party, or result in the creation any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which Debtor is a party;

(f) Except as set forth on Schedule 2(f) attached hereto, there are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g) All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, except that quarterly financial statements will not provide footnotes and will be subject to normal year-end adjustments, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;

(h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i) The Collateral is, and will remain, in good condition and repair (ordinary wear and tear excepted), and Debtor will not be negligent in its care and use;

(j) Debtor is, and will remain, the sole and lawful owner, and in possession of (other than the Offsite Collateral (defined below) (solely with respect to possession)), the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens existing as of the date of this Agreement and set forth on Schedule 2(k) attached hereto, (iii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, and (iv) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called “Permitted Liens”);

(l) Debtor is and will remain in full compliance with all laws and regulations applicable to it including without limitation (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (A) listed on the

Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (B) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations;

(m) Debtor’s and each Subsidiary’s (defined below) Intellectual Property (as defined in Section 7 below) is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens as defined in subsection (k) of this Section, the granting of licenses of Debtor’s Intellectual Property in the ordinary course of business and other licensing, partnership or joint ventures entered into in the ordinary course of Debtor’s business and permitted hereunder. For purposes of this Agreement, the term “Subsidiary” shall mean a corporation or other entity of which more than 50% of the outstanding stock or other ownership interests having ordinary voting power to elect a majority of the directors (or other persons performing similar functions) of such corporation is owned, directly or indirectly, by Debtor;

(n) Debtor has not and will not, and will not permit any Subsidiary to, enter into any other agreement or financing arrangement in which it grants a negative pledge in Debtor’s or any Subsidiary’s Intellectual Property to any other party;

(o) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, directly or indirectly, create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt (as hereinafter defined), except for (i) Debt of Debtor to Secured Party, (ii) Debt existing on the date hereof and set forth on Schedule 2(o) to this Agreement, (iii) unsecured Debt incurred under and pursuant to that certain $2,558,650 Subordinated Convertible Note (the “Subordinated Note”), dated December 14 2006, from Debtor to LFB Biotechnologies (“Subordinated Debt”) and (iv) additional Debt in an amount up to $1,500,000. The term “Debt” shall mean, with respect to any person, at any date, without duplication, (A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (C) all obligations of such person to pay the deferred purchase price of property or services incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (D) all capital lease obligations of such person, (E) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (F) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (G) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (H) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (I) all “amounts” and similar payment obligations of such person, (J) all Indebtedness secured by a lien on any asset of such person, whether or not such Debt is otherwise an obligation of such person, (K) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (L) all obligations or liabilities of other guaranteed by such person; and (M) all obligations of such person to trade creditors (other than Genzyme Corporation) incurred in the ordinary course of business and more than ninety (90) days past due;

(p) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, (i) make any payment in respect of any Subordinated Debt, except in accordance with that certain Subordination Agreement dated as of the date hereof between Secured Party and LFB Biotechnologies S.A.S.U. or (ii) amend, supplement, modify or waive any of the terms of any document governing any Subordinated Debt. Debtor further agrees to provide Secured Party copies of any notices, reports, financial statements, financial information or other information either delivered or received by Debtor in relation to the Subordinated Debt or pursuant to the Subordinated Note except to the extent that such information is to be provided to Secured Party under this Agreement or any of the other Debt Documents;

(q) Debtor (i) shall, within 30 days after the initial funding of the Indebtedness secured hereby, cause each securities, depository or disbursement account of Debtor or any of its Subsidiaries (other than any tax or payroll account) to be subject to a control agreement satisfactory to Secured Party in its reasonable discretion and (ii) shall not and shall not allow any of its Subsidiaries to open or maintain any securities, depository or disbursement accounts except upon thirty (30) days’ prior written notice to Secured Party, and Debtor shall not, and shall not allow any Subsidiary to, use any such accounts until such time as the applicable securities intermediary or depository institution, as the case may be, Debtor or such subsidiary of Debtor, as the case may be, and Secured Party have entered into a control agreement satisfactory to Secured Party in its reasonable discretion and in any event sufficient to perfect a first priority lien and security interest in such account in favor of Secured Party. All funds in or transferred into such account on or after the effectiveness of this Agreement shall be subject to the security interest granted under this Agreement. Each control agreement entered into pursuant to (i) or (ii) above shall grant Secured Party control of such securities, depository or disbursement account and provide that the applicable securities intermediary or depository institution, as the case may be, will comply with instructions originated by the Secured Party directing disposition of the funds in such account without further consent by Debtor, provided, that Debtor shall have full access to such accounts and the funds therein until the earlier to occur of (A) an Event of Default or (B) Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud; and

(r) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, purchase or acquire obligations or stock of, or any other interest in, any corporation or other entity (other than cash equivalents and equity investments in its Subsidiaries existing as of the date hereof), or form any Subsidiary or enter into any partnership, joint venture or similar arrangement.

(s) Debtor will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate, except where such transactions are (i) on terms that are no less favorable to the Debtor or such Subsidiary than those which might be obtained at the time from unaffiliated third parties and (ii) entered into in the ordinary course of business. As used herein, “Affiliate” of any person means (a) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or (b) any person who is a partner, shareholder, director or officer (i) of such person, or (ii) of any person described in clause (a) above, and, for purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 10% or more of the voting equity interests of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

3. COLLATERAL; SUBSIDIARIES.

(a) Until repossession of Collateral by Secured Party in the exercise of its remedies under Section 7 hereof, Debtor shall remain in possession of the Collateral, other than such portion of the Collateral as shall be located from time to time at the locations in connection with the purification, packaging and storage arrangements more fully described in Schedule 3 attached hereto (the “Offsite Collateral”); except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral. Debtor shall (A) within 45 days after the initial funding of the Indebtedness secured hereby, cause the Secured Party to be properly perfected in any portion of the Collateral held outside of the United States, (B) within 60 days after the initial funding of the Indebtedness secured hereby, use best efforts to cause each of Cambrex Bio Science MA, Inc.(“Cambrex”) and MedImmune, Inc. (“MedImmune”) to enter into a bailee acknowledgment with Secured Party and (C) within 60 days after any portion of the Collateral is located at the facilities of (I) Cardinal Health PTS, Inc. (“Cardinal Health”) or (II) Cryonix, Inc. (“Cryonix”), use best efforts to cause (in the case of (I)), Cardinal Health and (in the case of (II)), Cryonix) to enter into such acknowledgment. With respect to (B) and (C) above, the bailee acknowledgments shall be satisfactory to Secured Party in its reasonable discretion, and Secured Party agrees to negotiate the form of bailee acknowledgment in good faith with each bailee. In the event that Debtor is unable to cause any of Cambrex, MedImmune, Cardinal Health or Cryonix to enter into a bailee acknowledgment within the relevant time period set forth in (B) or (C) above, Debtor shall (from the day following the expiration of such time period until such bailee acknowledgment is entered into) be prohibited from acquiring, transferring or placing (or causing to be acquired, transferred or placed) or otherwise taking possession of or asserting control over any additional equipment (as such term is defined in the UCC (as defined in the Collateral Schedule)) at the location of such bailee without the prior written consent of Secured Party.

(b) Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c) Secured Party does not authorize and Debtor agrees it shall not, and shall not allow any of its Subsidiaries to, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld:

(i) part with possession of any of its assets (including without limitation in respect of Debtor, the Collateral) (except for (A) the Offsite Collateral, (B) to Secured Party, (C) for maintenance and repair, (D) any sale or disposition of inventory in the ordinary course of business or the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business and (E) any licenses of Intellectual Property entered into in the ordinary course of business);

(ii) remove any of the Collateral from the continental United States (except for that portion of the Offsite Collateral which from time to time shall be located in Europe as set forth in Schedule 3 attached hereto or any sale or disposition of inventory in the ordinary course of business); or

(iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of its assets (including, without limitation, in respect of Debtor, the Collateral) (except for (A) any sale or disposition of inventory in the ordinary course of business, (B) the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business, (C) transfers of Intellectual Property expressly permitted under Section 2(m), and (D) liens on assets financed under capital leases, to the extent such the amount of related capital lease obligations together with other Debt permitted hereunder, do not violate the terms of Section 2(o).

(d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all reasonable out-of-pocket costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f) Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding such Collateral as the agent of, and as pledge holder for, the Secured Party.

(g) At the request of Secured Party, but no more frequently than once each fiscal year unless a default has occurred hereunder or Secured Party is otherwise insecure as to the value of the Collateral, upon reasonable notice to Debtor (unless a default has occurred hereunder), Debtor shall permit Secured Party or one or more agents to perform, at Debtor’s expense, appraisals of Collateral, field examinations, collateral analysis, monitoring or other business analysis as reasonably required by Secured party and shall provide Secured Party with access to all facilities and all books and records of Debtor reasonably required by Secured Party to conduct such audits.

(h) Within ninety (90) days after the initial funding of the Indebtedness secured hereby, Debtor shall provide to Secured Party an ALTA survey of the Land and Improvements, prepared by an engineer or surveyor registered in the Commonwealth of Massachusetts, and certified to Secured Party and Old Republic Title Insurance Company (the “Title Company”), in form sufficient to allow the Title Company to delete or omit the standard survey exception in Secured Party’s loan policy of title insurance, and otherwise in form and content satisfactory to Secured Party (the “Survey”); provided, however, that Secured Party shall not unreasonably withhold its consent to an extension of such 90-day period if Secured Party determines, in its reasonable judgment, that adverse weather conditions prevented Debtor’s surveyor from completing the Survey within such period. Debtor shall request an extension of such 90-day period in writing at least five (5) business days prior to the expiration of such 90-day period if adverse weather conditions have prevented Debtor’s surveyor from completing such Survey, and shall provide a proposed completion date with such notice, which proposed completion date shall be reasonably acceptable to Secured Party. If Secured Party consents to such extension and such proposed completion date, Debtor shall thereafter cause its surveyor to complete and deliver the Survey on or before such proposed completion date, the failure of which shall be an Event of Default without further notice, grace period or opportunity to cure. If the Survey reveals any defect, encumbrance, or other qualification unacceptable to Secured Party (whether one or more, a “Survey Defect”), Secured Party shall provide written notice thereof to Debtor, and Debtor shall cause such Survey Defect to be removed or eliminated, and an updated certified survey satisfactory to Secured Party to be provided to Secured Party and the Title Company within sixty (60) days after receipt of such written notice.

(i) Debtor will (i) deliver to Secured Party immediately upon execution of this Agreement the originals of all stock, certificated securities and other certificated investment property, and instruments constituting the membership or other equity interests in ATIII, LLC, a Delaware limited liability company (if any then exist) and (ii) hold in trust for Secured Party upon receipt and immediately thereafter deliver to Secured Party any such Collateral, in each case together with stock or similar powers executed in blank with respect to such Collateral in form and substance reasonably satisfactory to Secured Party. Debtor will permit Secured Party from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of investment property not represented by certificates which are Collateral owned by Debtor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of investment property not represented by certificates and all rollovers and replacements therefor to reflect the lien of Secured Party granted pursuant to this

Agreement. In addition, Debtor shall within 10 days of the initial funding of the Indebtedness secured hereby, deliver to Secured Party a stock pledge agreement with respect to the membership or other equity interests in ATIII LLC, substantially in the form of Exhibit “A” attached hereto.

(j) Debtor will (i) within 30 days of the initial funding of the Indebtedness secured hereby, deliver to Secured Party (A) that certain Confirmation of Landlord Subordination and Consent Agreement (together with copy of the lease identified therein) with respect to the NDNE lease, fully executed by the parties thereto (other than Secured Party), and (B) that certain Confirmation of Consent to Lease with respect to the Merrimack lease, fully executed by the parties thereto (other than Secured Party), and (ii) within 60 days of the initial funding of the Indebtedness secured hereby, (A) comply in all material respects with the Order of Conditions recorded in the Worcester County Registry of Deeds (the “Registry”), in Book 40117, at page 284 (the “Order of Conditions”), and, promptly after completion of the Proposed Upgrade Plan as described in the Order of Conditions, obtain a certificate of compliance from the Town of Charlton, cause such certificate to be recorded in the Registry and provide a copy of such recorded certificate of compliance to Secured Party and (B) deliver to Secured Party that certain Confirmation of Consent to Lease with respect to that certain Sublease Agreement dated July 16, 2002, between Antigenics, Inc., a Massachusetts corporation (“Antigenics”), and the Borrower, as amended by First Amendment to Sublease dated March 16, 2004, and that certain Antigenics Leasehold Lease between Antigenics and the Borrower, dated July 19, 2002, as amended by First Amendment to Leasehold Lease dated March 16, 2004, fully executed by the parties thereto (other than Secured Party).

4. INSURANCE.

(a) Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever other than the gross negligence or willful misconduct of the Secured Party.

(b) Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as additional insured and lender’s loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless Debtor is in default. Proceeds of insurance in excess of $100,000 per claim shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness. Proceeds of insurance below $100,000 per claim shall be applied, at the option of Debtor, to repair or replace the Collateral or to reduce any of the Indebtedness.

5. REPORTS.

(a) Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral. Debtor shall promptly deliver to Secured Party, at Secured Party’s request, reports specifying the location and value of the Offsite Collateral.

(b) Debtor will deliver to Secured Party financial statements as follow: If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor’s president or chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor’s Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission (“SEC”). All such statements are to be prepared using generally accepted accounting principles (“GAAP”), except that quarterly financial statements will not provide footnotes and will be subject to normal year-end adjustments and, if Debtor is a publicly held company, are to be in compliance with SEC requirements.

6. FURTHER ASSURANCES.

(a) Debtor shall upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts reasonably deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall use commercially reasonable efforts to obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance reasonably satisfactory to, Secured Party.

(b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party’s interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

7. DEFAULT AND REMEDIES.

(a) Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence and during the continuance of any of the following events or circumstances (each an “Event of Default”):

(i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within three (3) days; provided, that prior to the delivery of the Survey as contemplated in Section 3(h) above, Debtor shall have no right to cure any such breach;

(ii) Debtor, without the prior written consent of Secured Party, (A) attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral, except for any sale or disposition of inventory in the ordinary course of business, or the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business or (B) breaches any of its obligations under Sections 2(n), (o), (p), (q), (r) or (s) or 3(a), (h), (i) or (j) hereof;

(iii) Debtor breaches any of its insurance obligations under Section 4;

(iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within ten (10) days after written notice from Secured Party; provided, that prior to the delivery of the Survey as contemplated in Section 3(h) above, Debtor shall have no right to cure any such breach;

(v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect when made;

(vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise and such attachment, seizure or levy is not removed in ten (10) days or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

(viii) Debtor, any material Subsidiary (including without limitation ATIII, LLC, a Delaware limited liability company), or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix) If Debtor, any Subsidiary, or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

(x) A receiver is appointed for all or of any part of the property of Debtor, any Subsidiary or any Guarantor, or Debtor, any Subsidiary or any Guarantor makes any assignment for the benefit of creditors;

(xi) Debtor, any Subsidiary or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor, any Subsidiary or any Guarantor and is not dismissed within sixty (60) days;

(xii) Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xiii) There is a material adverse change in the Debtor’s financial condition and operations as determined in the commercially reasonable judgment of Secured Party; provided, however, that such a change will not be deemed to have occurred solely because of the occurrence of any of the following individual events: (a) negative responses from regulatory agencies; (b) negative clinical trial results; (c) a low cash position; (d) fluctuations in revenues; or (e) continuing losses from operations; provided, further, however, that (I) the occurrence of any of (a), (b) or (c) may form the basis on which the Secured Party reasonably determines that a material adverse change has occurred if any such event occurs in combination with one or more of the others of (a), (b) and (c) and (II) the occurrence of any of (a), (b), and (c), may form the basis on which the Secured Party reasonably determines that a material adverse change has occurred if any such event occurs with other adverse changes in Debtor’s financial condition;

(xiv) Any Guarantor revokes or attempts to revoke its guaranty of any of the Indebtedness or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party;

(xv) Debtor defaults under any other obligation in excess of $100,000 for (A) borrowed money, including without limitation the Subordinated Debt, (B) the deferred purchase price of property or (C) payments due under any lease agreement;

(xvi) At any time during the term of this Agreement Debtor experiences a change in control such that any person or entity acquires either more than 50% of the voting stock of Debtor or sells all or substantially all of its assets, in either case, without Secured Party’s prior written consent; or

(xvii) Debtor or any Guarantor or other obligor for any of the Indebtedness sells, licenses, sublicenses, transfers, assigns, mortgages, pledges, leases, grants a security interest in or encumbers any or all of Debtor’s Intellectual Property now existing or hereafter acquired. “Intellectual Property” shall, with respect to Debtor or any Subsidiary, be defined as any and all copyright, trademark, servicemark, patent, design right, software, license, trade secret and intangible rights of such entity, any marketing rights granted by such entity, and any applications, registrations, claims, licenses, products, proceeds, awards, judgments, amendments, renewals, extensions, improvements, insurance claims related thereto. For purposes of this paragraph (xvii) only, licenses, sublicenses or marketing rights granted by the Debtor of its Intellectual Property pursuant to Section 2(m) shall be excluded from the definition of Intellectual Property. Debtor shall provide Secured Party with a listing of licenses, sublicenses and marketing rights granted to third parties within ten (10) days of receipt of written request.

(b) Upon the occurrence and during the continuance of any Event of Default (other than a default under Section 7(a)(viii), (x) or (xi) or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud), the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor. If Borrower is in default under Section 7(a)(viii), (x) or (xi) or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud, then the Indebtedness shall immediately become due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c) Upon the occurrence and during the continuance of any Event of Default or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action.

(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to reasonable, out-of-pocket expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

(e) Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party (including without limitation the allocated cost of in-house counsel) in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f) Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8. MISCELLANEOUS.

(a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that upon receipt of written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

(b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c) Debtor agrees to pay all reasonable attorneys’ fees and all other fees, costs and expenses incurred by Secured Party (including, without limitation, the allocated cost of in-house legal counsel) in connection with the preparation, negotiation and closing of the transactions contemplated in this Agreement and all related documents and schedules and in connection with the continued administration thereof, including, without limitation, any amendments, modifications, consents or waivers thereof and in connection with the protection, monitoring or preservation of the Collateral. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(d) Secured Party may correct patent errors and fill in all banks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

(e) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(f) This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(g) This Agreement shall continue in full force and effect until all of the Indebtedness has been paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any promissory notes or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(h) Debtor authorizes Secured Party to use its name, logo and/or trademark upon prior written consent of the Debtor, which consent shall not be unreasonably withheld, in connection with certain promotional materials that Secured Party may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Secured Party has a financing relationship with Debtor. Nothing herein obligates Secured Party to use Debtor’s name, logo and/or trademark, in any promotional materials of Secured Party.

(i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(j) Debtor shall indemnify Secured Party and its officers, directors, affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation reasonable fees and disbursements of counsel and allocated costs of in-house counsel) which may be imposed upon, incurred by or asserted against Secured Party in any litigation, proceeding or investigation instituted or conducted by any governmental authority or instrumentality or any other person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to this Agreement or the Debt Documents, whether or not Secured Party is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

(k) Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized by law to be closed.

If to Debtor:	GTC Biotherapeutics, Inc. 175 Crossing Boulevard Framingham, MA 07102

with a copy to:

Edwards Angell Palmer & Dodge LLP 111 Huntington Avenue Boston, MA 02199 Attention: Thomas G. Schnorr, Esq.

If to Secured Party:	General Electric Capital Corporation 83 Wooster Heights Road, 5th Floor Danbury, Connecticut 06810 Attention: Diane Earle, SVP Risk Phone: (203) 205-5268 Facsimile: (203) 205-2192

with a copy to

General Electric Capital Corporation

c/o GE Healthcare Financial Services, Inc.

Two Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Attention: General Counsel

Phone: (301) 961-1640

Fax:(301) 664-9866

and to

Reed Smith LLP 435 Sixth Avenue Pittsburgh, Pennsylvania 15219 Attention: Lee van Egmond, Esq. Phone: (412) 288-3824 Fax: (412) 288-3063

[Signatures on following page]

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

General Electric Capital Corporation		GTC Biotherapeutics, Inc.

By:	/s/ Diane Earle	By:	/s/ John B. Green

Name:	Diane Earle	Name:	John B. Green

Title:	Duly Authorized Signatory	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature page to A/R Master Security Agreement]

COLLATERAL SCHEDULE NO. 001

Part of Master Security Agreement dated as of the 29th day of December, 2006, as amended, restated, supplemented or otherwise modified from time to time (the “Contract”) between GENERAL ELECTRIC CAPITAL CORPORATION (the “Secured Party”) and GTC BIOTHERAPEUTICS, INC. (the “Debtor”).

As security for the full and faithful payment of all Indebtedness (as defined in the Contract) owing by Debtor to Secured party and performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence, the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of the Debtor’s personal property of every kind and nature, including without limitation all accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, equipment, fixtures, instruments, investment property, inventory, letter-of-credit rights, letters of credit, supporting obligations, any other contract rights or rights to the payment of money, and general intangibles (excluding all of Debtor’s Intellectual Property (as hereafter defined) and all livestock now owned or hereafter acquired), whether now owned or hereafter arising or acquired by the Debtor, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies), and substitutions and replacements therefor (with each of the foregoing terms that are defined in the Uniform Commercial Code as in effect in the State of Connecticut (“UCC”) having the meaning set forth in the UCC). The Collateral shall not include any of Debtor’s intellectual property, which shall be defined as any and all copyright, trademark, servicemark, patent, design right, software, license, trade secret and intangible rights of Debtor and any applications, registrations, claims, licenses, products, proceeds, awards, judgments, amendments, renewals, extensions, improvements and insurance claims related thereto (collectively, “Intellectual Property”) now owned or hereafter acquired, or any claims for damages by way of any past, present or future infringement of any of the foregoing; provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (“Rights to Payment”).

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies provided under the Contract and/or of a secured party under the UCC with respect to the Collateral. The Debtor shall have the same obligations with respect to the Collateral as it has under the Contract with respect to the Collateral financed.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Collateral Schedule No. 001 as of the date first written above.

GTC BIOTHERAPEUTICS, INC.

BY:	/s/ John B. Green

NAME:	John B. Green

TITLE:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature page to Collateral Schedule No. 001]

Schedule 2(f)

Litigation

The matter described in this Schedule 2(f) is for informational purposes and its disclosure herein is not intended to indicate that such matter would have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents:

On November 13, 2001, two employees of Debtor’s former subsidiaries filed an action against Debtor in the Court of Common Pleas for Philadelphia County in Pennsylvania seeking damages, declaratory relief and certification of a class action relating primarily to their GTC stock options. The claims arise as a result of Debtor’s sale of Primedica Corporation (“Primedica”) to Charles River Laboratories International, Inc. in February 2001, which Debtor believes resulted in the termination of Primedica employees’ status as employees of Debtor or its affiliates and termination of their options. The plaintiffs contend that the sale of Primedica to Charles River did not constitute a termination of their employment with Debtor or its affiliates for purposes of Debtor’s equity incentive plan and, therefore, that Debtor breached its contractual obligations to them and other Primedica employees who had not exercised their stock options. The complaint demands damages in excess of $5 million, plus interest. On December 28, 2004, the Court entered an order certifying the case as a class action, the class being employees of Primedica who, at the time Debtor sold it, had GTC options that had not been exercised. Debtor has filed an answer denying all material allegations in the complaint, and is vigorously defending the case. A trial date has been set for February 14, 2007.

Schedule 2(k)

Permitted Liens

1.	Equipment, as defined in the Antigenics Leasehold Lease dated as of July 19, 2002 between Debtor, as Lessee and Antigenics, Inc., as Lessor.

2.	Liens in respect of Capital Leases with the lessors listed below (in the “Secured Party” column) evidenced by the following UCC financing statements each filed against Borrower at the Secretary of State in the Commonwealth of Massachusetts:

Filing Number	Filing Date	Type of Filing	Secured Party	Collateral Description

200318613660	2/26/2003	UCC-1	CIT Technology Financing Services, Inc.	Specific Equipment (Office and Computer)

200320150160	4/25/2003	UCC-1	Wells Fargo Financial Leasing, Inc.	Specific Equipment (Computer Equipment)

200321515210	6/16/2003	UCC-1	Wells Fargo Financial Leasing, Inc.	Specific Equipment (Computer Equipment with applicable software)

200433089580	9/21/2004	UCC-1	Konica Minolta Business Solutions U.S.A., Inc.	Specific Equipment ((4) DI 470 & (3) DI 3510)

200544472350	12/27/2005	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment (Computer Equipment)

200644845900	1/11/2006	UCC-1	Wells Fargo Financial Leasing, Inc.	Specific Equipment (Thinkpad Computers)

200647164260	4/13/2006	UCC-1	Wells Fargo Financial Leasing, Inc.	Specific Equipment (Thinkpad Computers)

Schedule 2(o)

Existing Debt

None.

Schedule 3

Offsite Collateral

Name	Mailing Address

Cambrex Bioscience MA, Inc.	97 South Street, Hopkington, MA 01748

MedImmune, Pharma BV	Leegelandseweg, 78,6545 CG Nijmegen The Netherlands

Cardinal Health PTS, Inc.	8900 Capital Blvd., Raleigh, NC 27616

Trans Ova Genetics, Inc.	2938 380th St., Sioux City, IA 51250

Genzyme Corporation	76-78 New York Ave., Framingham, MA 01702

Cryonix, Inc. a Maryland corporation and a wholly owned subsidiary of ThermoFisher Scientific, Inc.	12401 Washington Avenue, Rockville, MD 20850

Exhibit “A”

FORM OF STOCK PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of January __, 2007, is entered into between GTC Biotherapeutics, Inc., a Massachusetts corporation (“Pledgor”), and General Electric Capital Corporation, a Delaware corporation (“Secured Party”).

BACKGROUND

A. Pledgor and Secured Party are parties to certain financing agreements (as amended, restated, or otherwise modified from time to time, the “Loan Documents”), including, without limitation, that certain Amended and Restated Security Agreement, dated as of December __, 2006, between the Pledgor and the Secured Party (as amended, restated, modified or supplemented from time to time, the “Security Agreement”), pursuant to which Secured Party has agreed to make certain financial accommodations to Pledgor, and Pledgor has agreed to pledge certain assets as security therefore.

B. To induce Secured Party to make the financial accommodations provided to Pledgor pursuant to the Loan Documents, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Pledged Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Security Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Bankruptcy Code” means title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness.

“Pledged Indebtedness” means the indebtedness evidenced by promissory notes or instruments listed on Annex I attached hereto, together with any other indebtedness in favor of the Pledgor and evidenced by promissory notes or instruments from time to time.

“Pledged Shares” means those Equity Interests listed on Annex I attached hereto, together with any other Equity Interests held by the Pledgor from time to time.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

2. Pledge. Pledgor hereby pledges and grants to Secured Party a first priority security interest in all of the following of Pledgor (collectively, the “Pledged Collateral”):

(a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b) such portion, as determined by Secured Party as provided in Section 6(d) below, of any additional shares of stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interest; and

(c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

(d) all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

3. Security for Obligations. This Pledge Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Security Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Pledge Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4. Delivery of Pledged Collateral. All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by Secured Party pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

5. Representations and Warranties. Pledgor represents and warrants to Secured Party that:

(a) Pledgor is, and at the time of delivery of the Pledged Shares to Secured Party will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Pledge Agreement;

(b) Pledgor is, and at the time of delivery of the Pledged Indebtedness to Secured Party will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Pledge Agreement;

(c) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable;

(d) All of the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

(e) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Secured Party as provided herein;

(f) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(g) All of the Pledged Shares and Pledged Instruments presently owned by Pledgor are listed on Annex I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(h) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(i) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Pledge Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Secured Party, for itself and on behalf of the Lenders, in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

(j) This Pledge Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

(k) The Pledged Shares constitute the percentage of the issued and outstanding Equity Interests of each Pledged Entity as set forth on Annex I attached hereto; and

(l) None of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Pledge Agreement.

6. Covenants. Pledgor covenants and agrees that until the date on which all Obligations have been completely discharged and Pledgor has no further right to borrow any monies under any Loan Document (the “Termination Date”):

(a) Without the prior written consent of Secured Party, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Security Agreement;

(b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Secured Party from time to time may request in order to ensure to Secured Party the benefits of the Liens in and to the Pledged Collateral intended to be created by this Pledge Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by Secured Party with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Secured Party, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Secured Party in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

(d) Pledgor will, upon obtaining ownership of any additional Equity Interest or promissory notes or instruments of a Pledged Entity or Equity Interest or promissory notes or instruments otherwise required to be pledged to Secured Party pursuant to any of the Loan Documents, which Equity Interest, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) business days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Annex II hereto (a “Pledge Amendment”) in respect of any such additional Equity Interest, notes or instruments, pursuant to which Pledgor shall pledge to Secured Party all of such additional Equity Interest, notes and instruments. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Pledge Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral.

7. Pledgor’s Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

(a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement, the Security Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Security Agreement):

(i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(ii) the consolidation or merger of a Pledged Entity with any other Person;

(iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Secured Party;

(iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Equity Interest; or

(v) the alteration of the voting rights with respect to the Equity Interest of a Pledged Entity; and

(b) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Security Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Pledge Agreement; and

(c) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (b) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Secured Party to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

8. Defaults and Remedies; Proxy.

(a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Secured Party (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Secured Party was the outright owner thereof. Any sale shall be made at a public or private sale at Secured Party’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Secured Party may deem fair, and Secured Party may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Secured Party reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD

BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR SECURED PARTY THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Secured Party, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Secured Party may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgor.

(c) If, at any time when Secured Party in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

(i) Prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

(ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Secured Party shall desire to sell or otherwise dispose of the Pledged Shares;

(iii) Furnish to Secured Party such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Secured Party may request in order to facilitate the public sale or other disposition of the Pledged Shares by Secured Party;

(iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Secured Party shall request, and do such other reasonable acts and things as may be required of it to enable Secured Party to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Secured Party;

(v) Furnish, at the request of Secured Party, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Secured Party, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Secured Party, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Secured Party shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Secured Party may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Secured Party may reasonably request; and

(vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Secured Party, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by Pledgor.

(e) If, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged

Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Secured Party in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Secured Party shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv) as to such other matters as Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(f) Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all of the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

(g) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Secured Party provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies. No failure or delay on the part of Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair Secured Party’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(h) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Secured Party, that Secured Party shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9. Assignment. Secured Party may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Security Agreement, and the holder of such instrument shall be entitled to the benefits of this Pledge Agreement.

10. Termination. Immediately following the Termination Date, Secured Party shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Pledge Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor’s obligations hereunder shall at such time terminate.

11. Lien Absolute. All rights of Secured Party hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Security Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Security Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) the insolvency of any Loan Party; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

12. Release. Pledgor consents and agrees that Secured Party may at any time, or from time to time, in its discretion:

(a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Secured Party in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Secured Party may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Pledge Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Documents, or any other agreements governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Pledge Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Secured Party’s part shall in any event affect or impair this Pledge Agreement.

13. Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Security Agreement.

15. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. This Pledge Agreement is to be read, construed and applied together with the loan agreement and the other loan documents which, taken together, set forth the complete understanding and agreement of Secured Party and Pledgor with respect to the matters referred to herein and therein.

16. No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and Pledgor.

17. Limitation By Law. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

18. Successors And Assigns. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor (including any debtor-in-possession on behalf of Pledgor) and shall, together with the rights and remedies of Secured Party, hereunder, inure to Secured Party, all future holders of any instrument evidencing any of the obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the obligations or any portion thereof or interest therein shall in any manner impair the lien granted to Secured Party, hereunder. No Pledgor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Pledge Agreement.

19. Counterparts. This Pledge Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Pledge Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Secured Party, electronic means, all of which shall be equally valid.

20. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

21. Waiver Of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

22. Section Titles. The Section titles contained in this Pledge Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

23. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

24. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Pledge Agreement and, specifically, the provisions of Section 20 and Section 21, with its counsel.

IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR: GTC BIOTHERAPEUTICS, INC.

By:

Name:

Title:

SECURED PARTY: GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:

Title:

ANNEX I

PLEDGED SHARES

Pledged Entity	Class of Equity Interest	Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares

PLEDGED INDEBTEDNESS
Pledged Entity	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate

ANNEX II

PLEDGE AMENDMENT

This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated January __, 2007, between undersigned, as Pledgor, and General Electric Capital Corporation, as Secured Party (the “Pledge Agreement”) and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of Secured Party may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

By:___________________________________

Name:_________________________________

Title:__________________________________

Name and Address of Pledgor	Pledged Entity	Class of Equity Interest	Certificate Number(s)	Number of Shares

Pledged Entity	Initial Principal Amount	Issue Date	Maturity Date	Interest Rate